Exhibit 10.1

OMNIBUS FIFTEENTH AMENDMENT TO CREDIT AGREEMENT AND
SEVENTEENTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

This Omnibus Fifteenth Amendment to Credit Agreement and Seventeenth Amendment to Note and Warrant Purchase Agreement (“Amendment”) is dated as of July 20, 2016 and effective as of June 30, 2016, by and among Implant Sciences Corporation, a Massachusetts corporation (the “Company”), the Guarantors party to each Guaranty (as defined below), DMRJ Group LLC, a Delaware limited liability company (the “Investor”) and Montsant Partners LLC (the “Assignee”).

BACKGROUND

A.

The Company and Investor are parties to a certain Note and Warrant Purchase Agreement dated as of December 10, 2008 (as modified or amended from time to time, including, without limitation, as amended by (i) that certain First Amendment to Note and Warrant Purchase Agreement dated July 1, 2009, (ii) that certain Omnibus Waiver and First Amendment to Credit Agreement and Third Amendment to Note and Warrant Purchase Agreement dated as of January 12, 2010 (the “First Omnibus Amendment”), (iii) that certain Omnibus Second Amendment to Credit Agreement and Fourth Amendment to Note and Warrant Purchase Agreement dated as of April 23, 2010, (iv) that certain Omnibus Third Amendment to Credit Agreement and Fifth Amendment to Note and Warrant Purchase Agreement dated as of September 30, 2010, (v) that certain Omnibus Fourth Amendment to Credit Agreement and Sixth Amendment to Note and Warrant Purchase Agreement dated as of March 30, 2011, (vi) that certain Omnibus Fifth Amendment to Credit Agreement and Seventh Amendment to Note and Warrant Purchase Agreement dated as of April 7, 2011, (vii) that certain Omnibus Sixth Amendment to Credit Agreement and Eighth Amendment to Note and Warrant Purchase Agreement dated as of September 29, 2011, (viii) that certain Omnibus Seventh Amendment to Credit Agreement and Ninth Amendment to Note and Warrant Purchase Agreement dated as of October 13, 2011, (ix) that certain Omnibus Eighth Amendment to Credit Agreement and Tenth Amendment to Note and Warrant Purchase Agreement dated as of February 21, 2012, (x) that certain Omnibus Ninth Amendment to Credit Agreement and Eleventh Amendment to Note and Warrant Purchase Agreement dated as of September 5, 2012 (the “Ninth Omnibus Amendment”), (xi) that certain Omnibus Tenth Amendment to Credit Agreement and Twelfth Amendment to Note and Warrant Purchase Agreement dated as of February 28, 2013 (the “Tenth Omnibus Amendment”), (xii) that certain Omnibus Eleventh Amendment to Credit Agreement and Thirteenth Amendment to Note and Warrant Purchase Agreement dated as of November 14, 2013, (xiii) that certain Omnibus Twelfth Amendment to Credit Agreement and Fourteenth Amendment to Note and Warrant Purchase Agreement dated as of March 19, 2014, (xiv) that certain Omnibus Thirteenth Amendment to Credit Agreement and Fifteenth Amendment to Note and Warrant Purchase Agreement dated as of March 19, 2015, (collectively, the “Purchase Agreement”), pursuant to which, among other things, Investor purchased that certain Senior Secured Convertible Promissory Note dated December 10, 2008, as amended by that certain Amended and Restated Senior Secured Convertible Promissory Note dated as of March 12, 2009, and assigned to the Assignee pursuant to that certain Assignment Agreement dated as of May 4, 2015 (the “Assignment Agreement”), in the original aggregate principal amount of $5,600,000 (as amended, the “March 2009 Note”).

B.

Pursuant to the Purchase Agreement, Investor subsequently purchased that certain Senior Secured Promissory Note dated July 1, 2009 in the original aggregate principal amount of $1,000,000 (as modified or amended from time to time, the “July 2009 Note”).

C.

Pursuant to the Ninth Omnibus Amendment, among other things, the Company issued to the Investor a second Senior Secured Convertible Promissory Note (as modified or amended from time to time, the “September 2012 Note”).  Pursuant to the Tenth Omnibus Amendment, among other things, the Company issued to the Investor a third Senior Secured Convertible Promissory Note (as modified or amended from time to time, the “February 2013 Note”, and together with the September 2012 Note, the March 2009 Note and July 2009 Note, the “Term Notes” and each a “Term Note”).

D.

The Purchase Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto, including, without limitation, the March 2009 Note, the July 2009 Note, the September 2012 Note and the February 2013 Note, are referred to herein collectively as the “Purchase Documents”.

E.

The Company and Investor are also parties to a certain Credit Agreement dated September 4, 2009 (as modified or amended from time to time, including, without limitation, the Omnibus Amendments referenced in Paragraph A above, the “Credit Agreement”), pursuant to which, among other things, the Company executed and delivered to Investor that certain Promissory Note dated September 4, 2009 in the original aggregate principal amount of $3,000,000 (as amended by that certain Amended and Restated Promissory Note dated January 12, 2010 in the original aggregate principal amount of $5,000,000 and that certain Amended and Restated Promissory Note dated as of April 23, 2010 but effective as of April 7, 2010, in the original aggregate principal amount of $10,000,000, that certain Amended and Restated Promissory Note dated as of March 30, 2011 in the original aggregate principal amount of $15,000,000, and that certain Amended and Restated Promissory Note dated as of September 29, 2011 in the original aggregate principal amount of $23,000,000 (as modified or amended from time to time, the “Revolver Note” and, together with the March 2009 Note, the July 2009 Note, the September 2012 Note and the February 2013 Note, each a “Note” and collectively, the “Notes”)).

F.

Reference is also made to that certain Intercreditor Agreement, dated as of March 19, 2014 by and between the First Lien Agent (as defined therein) for itself and on behalf of the First Lien Creditors (as defined therein) and the Second Lien Creditor (as defined therein) and acknowledged by the Borrowers (as defined therein) and the other Obligors (as defined therein) (as amended, modified, supplemented or restated from time to time, being herein called the “Intercreditor Agreement”), pursuant to which the respective priorities and other related intercreditor matters as between the First Lien Agent, the First Lien Creditors, the Second Lien Creditor and acknowledged by the Borrowers and the other Obligors were addressed.

G.

The Credit Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto, including, without limitation, the Revolver Note, are referred to herein collectively as the “Credit Documents” and, together with the Purchase Documents and the Intercreditor Agreement, each a “Transaction Document” and collectively, the “Transaction Documents”.

H.

Despite the best efforts of the Company and the Investor and Assignee, certain post-closing effectiveness conditions to the Omnibus Fourteenth Amendment to Credit Agreement and Sixteenth Amendment to Note and Warrant Purchase Agreement  by and among the Company, Lender, and Assignee dated as of April 6, 2016 (the “Fourteenth Amendment”) with respect to the delivery of an opinion of counsel and the payment of the Investor’s and Assignee’s fees and expenses were not satisfied, and the Fourteenth Amendment was, therefore, never deemed effective, resulting in the Company being in default of its obligations to the Lender and Assignee since March 31, 2016.

I.

Accordingly, all the terms and conditions under this Fourteenth Amendment were non-effective and have never been in force or effect and the “blocker” provisions in the Series J, H and I Convertible Preferred Stock remained in effect at all times and the Company will file amendments to such certificates of designations as set forth in Exhibits A, B and C attached.

J.

The Investor, Assignee and Company have also agreed to modify certain of the definitions, terms and conditions in the Transaction Documents.

K.

All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the applicable Transaction Document.

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1.

Amendments to the Transaction Documents.  Notwithstanding anything to the contrary contained in any of the Transaction Documents, upon the effectiveness of this Amendment, the Transaction Documents are hereby amended as follows:

(a)

Maturity Date.  The term “Maturity Date”, as used and/or defined in each of the March 2009 Note, July 2009 Note, September 2012 Note, February 2013 Note, and the Credit Agreement, is hereby amended and restated to refer to the following:  “October 31, 2016”.

(b)

Section 3.4 of the March 2009 Note.  For the avoidance of doubt, Section 3.4 of the March 2009 Note is corrected and it is confirmed that it has continued to read as follows:  “Ownership Cap and Certain Conversion Restrictions.  Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Company with 61 days’ prior written notice that the Holder would like to waive Section 3.4 of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4 shall be of no force or effect with regard to all or a portion of the Note referenced in the waiver notice.”

(c)

Section 3.4 of the September 2012 Note.  Section 3.4 of the September 2012 Note is hereby deleted in its entirety and replaced with the following:  “Ownership Cap and Certain Conversion Restrictions.  Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Company with 61 days’ prior written notice that the Holder would like to waive Section 3.4 of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4 shall be of no force or effect with regard to all or a portion of the Note referenced in the waiver notice.”

(d)

Section 3 of the February 2013 Note.  Section 3 of the February 2013 Note is hereby deleted in its entirety.

(e)

Section 3.1 of the September 2012 Note.  Section 3.1 of the September 2012 Note is hereby amended to add the following additional sentence at the end of such
Section:  “Notwithstanding anything to the contrary contained herein, the maximum aggregate obligations under this Note that may be converted into shares of the Company’s Series H Preferred Stock is limited to $7,000,000.”

2.

Representations and Warranties.  Company represents and warrants to Investor and Assignee that:

(a)

The Company and the Guarantors (as applicable) have the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by the Company and the Guarantors, the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, the Guarantors, their Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company and the Guarantors, this Amendment shall constitute a valid and binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms.

(b)

This Amendment and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding, and enforceable in accordance with its respective terms.

(c)

Upon each of the effectiveness of this Amendment and the filing of each CoD Amendment (as defined below), after the effective date hereof, no default or Event of Default is outstanding under any of the Transaction Documents.

3.

Effectiveness Conditions.  This Amendment shall be effective upon completion of the following conditions precedent (the “Amendment Date”):

(a)

Execution and delivery by the Company and each Person who delivered a Guaranty (as defined below) to Investor in connection with the Transaction Documents (each a “Guarantor” and collectively, the “Guarantors”) to Investor and Assignee of this Amendment;

(b)

Delivery by the Company to Investor and Assignee of an officer’s certificate, dated as of the date hereof, as to (i) the resolutions adopted by the Board of Directors (A) approving the transactions contemplated hereby and (B) approving and adopting the amendments to the certificates of designation of the Series H Convertible Preferred Stock of the Company (the “Series H Preferred Stock”), the Series I Convertible Preferred Stock of the Company and the Series J Convertible Preferred Stock of the Company, in the form attached hereto as Exhibits A, B and C, respectively (collectively, the “CoD Amendments”) and confirmation of the filing of the CoD Amendments with and acceptance by the Massachusetts Secretary of State, (ii) the Articles of Organization (including all certificates of designation thereunder specifying the terms of each series of the Company’s preferred stock), as in effect as of the date hereof, (iii) the Bylaws, as in effect as of the date hereof, and (iv) the authority and incumbency of the officers of the Company and the Guarantors executing this Amendment and any other documents required to be executed or delivered in connection therewith;

(c)

Execution and delivery by the Company to Investor of a Warrant to Purchase Shares of Common Stock in the form attached as Exhibit D hereto (the “Warrant”), pursuant to which Investor shall be entitled to purchase up to 50,657,894 shares of Common Stock (the “Warrant Shares”) in accordance with the terms thereof.

(d)

Execution and/or delivery by Company of all agreements, instruments and documents requested by Investor and/or Assignee to effectuate and implement the terms hereof and the Transaction Documents, in form and substance satisfactory to Investor, Assignee and their counsel;

(e)

The Company shall pay any and all costs, fees and expenses of Investor and Assignee (including without limitation, attorneys’ fees and disbursements) in connection with this Amendment and the transactions contemplated hereby;

(f)

The Company, Investor and Assignee shall have completed and obtained all internal approvals with respect to this Amendment, including but not limited to the approvals of the Investor’s and Assignee’s respective investment committees and of the Company’s board of directors.

4.

Additional Terms and Covenants.

(a)

The Investor and Assignee hereby acknowledge that the Company intends to acquire all of the stock or assets of Zapata Industries SAS, a privately held company organized in France (“Zapata”), for a purchase price of $15,000,000 in cash, shares of Common Stock for 60% of the equity of the Company on a fully-diluted basis and 50,000,000 warrants to purchase Common Stock at a price of $1.50 per share and a requirement to have at least $20,000,000 in cash and cash equivalents in the Company for working capital purposes (in addition to the $15,000,000 cash purchase price) at the time of the closing of the acquisition (such acquisition, the “Flyboard Acquisition”); provided, that as a condition to the consummation of the Flyboard

Acquisition and the related actions to be taken in connection therewith, it must first be approved by vote of the shareholders of the Company in accordance with all of the laws and ordinances of the State in which the Company is organized  (the “Stockholder Approval”); provided, further, that prior to the Stockholder Approval, Investor and Assignor will not waive the 4.99% Common Stock ownership blocker limitations referenced in Sections 1(b) and 1(c) of this Amendment and in the CoD Amendments or similar ownership limitations contained in any other Purchase Documents.

(b)

The Company has amended the terms of the Series H Convertible Preferred Stock, to among other matters, decrease the conversion price of the Series H Convertible Preferred Stock so that the September 2012 Note can be converted into shares of Series H Convertible Stock and then into shares of Common Stock at an ultimate conversion price of $0.19 per share of Common Stock.  To assist the Company in meeting the minimum cash requirements for the Flyboard Acquisition, and in consideration of such decrease in the conversion price, Investor hereby agrees that it shall convert $7,000,000 of the principal amount of the September 2012 Note into Series H Convertible Preferred Stock and subsequently shares of Common Stock prior to the consummation of the Flyboard Acquisition.  Investor further agrees not to convert, and waives any right to convert, (i) the September 2012 Note with respect for any obligations in excess of Seven Million U.S. Dollars ($7,000,000) in the aggregate or (ii) the February 2013 Note for all or any portion thereof.

(c)

In connection with the Flyboard Acquisition, subject to the Stockholder Approval and as a condition to the consummation of the Flyboard Acquisition, the Company shall (i) re-domesticate from the Commonwealth of Massachusetts to the State of Delaware and (ii) amend its Articles of Organization to increase its authorized share capital to 650,000,000 shares of Common Stock.  Subject to clause (d) below, the Company shall be responsible for payment of all legal fees incurred on its behalf in the Flyboard Acquisition.

(d)

Notwithstanding the foregoing provisions of this Section 4, in the event that (x) the Stockholder Approval is not obtained, (y) the Flyboard Acquisition is abandoned by either the Company or Zapata or (z) the Flyboard Acquisition is not otherwise consummated on or prior to January 31, 2017 (the earliest date of any the foregoing, the “Termination Date”), (i) the Warrant will automatically terminate, and (ii) the Company and the Investor agree that any Warrant Shares that are issued under the Warrant prior to the Termination Date will be sold by the Investor to the Company for the exercise price paid by the Investor therefor.

(e)

The Company hereby agrees that at all times prior to the Termination Date, it shall (i) maintain its status as a public company in good standing, and shall maintain its standing on a nationally recognized stock exchange or the OTC Markets, and (ii) continue to make and file timely each and every filing required under the Securities Exchange Act of 1934, as amended, or that may be required by any other governmental agency or stock exchange or other self-regulatory agency that regulates the Company.

5.

No Waiver.  Each of the Investor and Assignee, as applicable, reserves all of its rights and remedies arising with respect to any and all defaults or events of defaults under the Transaction Documents that may be in existence on the date hereof, regardless of whether such defaults or events of default have been identified, or which may occur in the future.  Each of the

Investor and the Assignee has not modified, is not waiving and has not agreed to forbear in the exercise of, any of its present or future rights and remedies.  No action taken or claimed to be taken by Investor or Assignee will constitute such a waiver, modification or agreement to forbear.  This Amendment does not obligate Investor or Assignee to agree to any other extension or modification of the Transaction Documents nor does it constitute a course of conduct or dealing on behalf of Investor or Assignee or a waiver of any other rights or remedies of Investor or Assignee except as and only to the extent expressly set forth herein.  No omission or delay by Investor or Assignee in exercising any right or power under the Transaction Documents, this Amendment or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.  Notwithstanding any of the foregoing in this Section 5, the Investor and the Assignee hereby waive any default or event of default arising from the failure of the conditions to the effectiveness of the Fourteenth Amendment being satisfied or the Fourteenth Amendment being deemed to be effective.

6.

Ratification of Loan Documents.  Except as expressly set forth herein, all of the terms and conditions of the Purchase Agreement, the Credit Agreement and the other Transaction Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  All references to any of the Transaction Documents shall mean the applicable Transaction Document as modified by this Amendment and all references to the Note or Notes in any of the Transaction Documents shall mean, collectively, the Notes as modified herein.

7.

Confirmation of Indebtedness.  The Company confirms and acknowledges that as of the close of business on June 30, 2016, Company was indebted to Investor and Assignee without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal and interest in the amount of $65,742,503.98 of which $5,283,754.56 is due on account of the March 2009 Note, $2,149,665.82 is due on account of the July 2009 Note, $21,815,628.60 is due on account of Advances (as defined in the Credit Agreement), $18,970,000.00 is due on account of the September 2012 Note, and $17,523,455.00 is due on account of the February 2013 Note plus all fees, costs and expenses incurred to date in connection with the Purchase Agreement, the Credit Agreement and the other Transaction Documents.

8.

Collateral.  The Company and Guarantors hereby confirm and agree that all security interests and liens granted to Investor and Assignee pursuant to the Transaction Documents continue in full force and effect and shall continue to secure the Obligations (as defined in the Security Agreements (as defined in the Purchase Agreement and as defined in the Credit Agreement)), including all liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, under the Notes and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Investor and/or Assignee as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

9.

Acknowledgment of Guarantors.  By execution of this Amendment, each Guarantor hereby acknowledges the terms and conditions of this Amendment and confirms that the Guarantors jointly and severally and absolutely and unconditionally guarantee, as surety, all of the Secured Obligations (as defined in the Transaction Documents, including without limitation the Guaranty from Guarantors to Investor dated December 10, 2008 and in the Guaranty from Guarantors to Investor dated September 4, 2009 (each, a “Guaranty”)) including all liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, under the Notes and covenants that each such Guaranty remains unchanged and in full force and effect and shall continue to cover the existing and future Obligations of Company to Investor and Assignee.

10.

Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

11.

Signatories.  Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Amendment on behalf of his or her principal and that he or she executes the Amendment in such capacity and not as a party.

12.

Duplicate Originals.  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Amendment may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.  Signature by facsimile or PDF shall bind the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

COMPANY:	IMPLANT SCIENCES CORPORATION By:_/s/ William McGann____ Name: William McGann Title: Chief Executive Officer

GUARANTORS:	C ACQUISITION CORP. By:_/s/ William McGann____ Name: William McGann Title: President
ACCUREL SYSTEMS INTERNATIONAL CORPORATION By:_/s/ William McGann____ Name: William McGann Title: President
IMX ACQUISITION CORP. By:_/s/ William McGann____ Name: William McGann Title: President

(Signature Page to Omnibus Fifteenth Amendment to Credit Agreement and
Seventeenth Amendment to Note and Warrant Purchase Agreement)

INVESTOR:	DMRJ GROUP LLC By:_/s/ Mark Nordlicht______ Name: Mark Nordlicht Title: Co-CIO

ASSIGNEE:	MONTSANT PARTNERS LLC By:_/s/ David Steinberg______ Name: David Steinberg Title: Authorized Signatory

(Signature Page to Omnibus Fifteenth Amendment to Credit Agreement and
Seventeenth Amendment to Note and Warrant Purchase Agreement)

EXHIBIT A

IMPLANT SCIENCES CORPORATION

AMENDMENT TO TERMS OF
SERIES H CONVERTIBLE PREFERRED STOCK

The terms of the Series H Convertible Preferred Stock (the “Series H Preferred Stock”) of Implant Sciences Corporation, a Massachusetts corporation (the “Corporation”), as originally set forth in Exhibit A of the Articles of Amendment of the Corporation adopted by the Corporation on September 4, 2012 are hereby corrected and amended to add back Section 5.5 that was deleted in the amendment to the Articles of Amendment of the Corporation on April 6, 2016 as Section 5.6 and in lieu and in replacement of the Section 5.6 that was added to the amendment to the Articles of Amendment of the Corporation on July 18, 2016:

 “5.6

Ownership Cap and Certain Conversion Restrictions.  Notwithstanding anything to the contrary set forth herein, at no time may any holder of Series H Preferred Stock convert all or a portion of such holder’s Series H Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by such Holder at such time, would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time.”

EXHIBIT B

IMPLANT SCIENCES CORPORATION

AMENDMENT TO TERMS OF
SERIES I CONVERTIBLE PREFERRED STOCK

The terms of the Series I Convertible Preferred Stock (the “Series I Preferred Stock”) of Implant Sciences Corporation, a Massachusetts corporation (the “Corporation”), as originally set forth in Exhibit A of the Articles of Amendment of the Corporation adopted by the Corporation on February 27, 2013 are hereby corrected and amended to add back Section 5.5 that was deleted in the amendment to the Articles of Amendment of the Corporation on April 6, 2016 as Section 5.6 and in lieu and in replacement of the Section 5.6 that was added to the amendment to the Articles of Amendment of the Corporation on July 18, 2016:

“5.6

Ownership Cap and Certain Conversion Restrictions.  Notwithstanding anything to the contrary set forth herein, at no time may any holder of Series I Preferred Stock convert all or a portion of such holder’s Series I Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by such Holder at such time, would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time.”

EXHIBIT C

IMPLANT SCIENCES CORPORATION

AMENDMENT TO TERMS OF
SERIES J CONVERTIBLE PREFERRED STOCK

The terms of the Series J Convertible Preferred Stock (the “Series J Preferred Stock”) of Implant Sciences Corporation, a Massachusetts corporation (the “Corporation”), as originally set forth in Exhibit B of the Articles of Amendment of the Corporation adopted by the Corporation on February 27, 2013 are hereby corrected and amended to add back Section 5.5 that was deleted in the amendment to the Articles of Amendment of the Corporation on April 6, 2016 as Section 5.6 and in lieu and replacement of the Section 5.6 that was added to the amendment to the Articles of Amendment of the Corporation on July 18, 2016:

“5.6

Ownership Cap and Certain Conversion Restrictions.  Notwithstanding anything to the contrary set forth herein, at no time may any holder of Series J Preferred Stock convert all or a portion of such holder’s Series J Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by such Holder at such time, would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a Holder providing the Corporation with 61 days’ prior written notice that such Holder would like to waive this Section 5.5, with regard to any or all shares of Common Stock issuable upon conversion of such Holder’s shares of Series J Preferred Stock, this Section 5.5 shall be of no force or effect with regard to all or a portion of the shares of Series J Preferred Stock referenced in the waiver notice.”

EXHIBIT D

FORM OF WARRANT

See attachment.